Vertex Energy, Inc. S-3ASR

Exhibit 4.13

Number	Shares

Vertex Energy, Inc.

Incorporated under the Laws of the State of Nevada

See Reverse For Certain Definitions

CUSIP 92534K 10 7

Common Stock

This Certifies that:

is the owner of

Fully Paid and Non-Assessable Shares of Common Stock of $.001 Par Value Each Of Vertex Energy, Inc.

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Countersigned:

Continental Stock Transfer & Trust Company

By:

New York, NY

Transfer Agent

Secretary	Chief Executive Officer

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT –
......................................................Custodian......................................................
TEN ENT - as tenants by the entireties	(Cust)	(Minor)
JT TEN - as joint tenants with right of	under Uniform Gifts to Minors
survivorship and not as tenants	Act........................................................................................................................
in common	(State)

Additional abbreviations may also be used though not in the above list.

For Value Received,                                                       hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL

SECURITY OR OTHER
IDENTIFYING NUMBER OF
ASSIGNEE

(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares

of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated Signature(s) Guaranteed

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

By

The Signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved Signature Guarantee Medallion Program), pursuant to SEC Rule 17Ad-15.